Exhibit 10.7

KRIEGER ENTERPRISES LLC

SPRINGING EQUITY PLEDGE AGREEMENT

THIS SPRINGING EQUITY PLEDGE AGREEMENT (this “Agreement”) is made and given this 4th day of August, 2015, by TIMOTHY S. KRIEGER, whose mailing address is 19555 Oak Grove Avenue, Prior Lake, Minnesota 55372 (the “Pledgor”), in favor of ASPIRITY FINANCIAL LLC (together with its successors and assigns, if any, the “Secured Party”), a wholly owned subsidiary of ASPIRITY HOLDINGS LLC (“Holdings”). Both Lender and Holdings are Minnesota limited liability companies, whose mailing address is 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044.

WHEREAS, Krieger Enterprises LLC (“Borrower”) and Secured Party are both wholly-owned subsidiaries of Holdings and are parties to that certain Term Loan Agreement dated July 1, 2015, (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to make available to Borrower a loan (the “Term Loan”);

WHEREAS, Retail Energy Holdings, LLC (“REH”) is a wholly-owned subsidiary of Borrower;

WHEREAS, REH is a party to that certain credit agreement, dated as of October 14, 2014, by and among REH, Town Square Energy, LLC (“TS”) and Town Square Energy East, LLC (f/k/a Discount Energy Group, LLC) (“TSE”) and Maple Bank GMBH (“Maple Bank”), as amended by Amendment Number 1, dated as of February 12, 2015 and Amendment Number 2, dated as of August 4, 2015 (the “Credit Agreement”);

WHEREAS, REH is a party to that certain pledge agreement dated as of October 14, 2014, by and among REH, TS and TSE and Maple Bank (the “Pledge Agreement”);

WHEREAS, Borrower is a party to that certain Joinder to Pledge Agreement and Guaranty, dated as of August 4, 2015, by and among REH, TS and TSE, and Maple Bank (the “Joinder Agreement”);

WHEREAS, upon the satisfaction of certain conditions precedent as set forth in Section 2(a) of this Agreement, Holdings intends to distribute the equity interests in Borrower to Pledgor and to Summer Enterprises LLC (“Summer”) (the “Distribution”);

WHEREAS, upon completion of the Distribution, Pledgor will own the Pledged Interests (as defined herein) in the Borrower;

WHEREAS, to induce Secured Party to continue to make the financial accommodations provided to Borrower pursuant to the Loan Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as defined herein), subject to the completion of the Distribution, to secure the Secured Obligations (as defined herein), as provided herein;

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NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.	Definitions and Construction.

(a)                Definitions.

All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. As used in this Agreement:

“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.

“Borrower” shall mean Krieger Enterprises LLC, a Minnesota limited liability company, and any successors thereto, whether by merger or otherwise.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Code” means the Uniform Commercial Code as in effect in the State of Minnesota from time to time.

“Collateral” shall mean the Pledged Interests and the Proceeds, collectively.

“Event of Default” shall have the meaning ascribed thereto in the Loan Agreement.

“Future Rights” shall mean: (a) the Equity Interests of the Borrower listed on Schedule 1 attached hereto, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, such Equity Interests of the Borrower; and (b) the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Holder” and “Holders” shall have the meanings ascribed thereto in Section 3 of this Agreement.

“Lien” shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

“Loan Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.

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“Loan Documents” shall mean the Loan Agreement and all other agreements, instruments, or other documents entered into or executed in connection therewith, in each case, as amended, restated, or otherwise modified from time to time.

“Pledged Interests” shall mean (a) the equity interests held by Pledgor in the Borrower and identified on Schedule 1 attached hereto, which constitute 99.5% of the outstanding equity interests of the Borrower, including the REH Governance Interests but excluding the REH Equity Interests; (b) the certificates or instruments representing such Equity Interests; and (c) Future Rights relating to such Equity Interests.

“Pledgor” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Borrower and any security entitlements, as defined in Section 8-102(a)(17) of the Code, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the Code relating to the Pledged Interests; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests.

“REH Equity Interests” shall mean the equity interests in REH held by Borrower and currently pledged to Maple Bank pursuant to the Pledge Agreement.

“REH Governance Interests” shall mean the governance rights in REH held by Borrower.

“Secured Obligations” shall mean the Obligations as defined in the Loan Agreement.

“Secured Party” shall have the meaning ascribed thereto in the preamble to this Agreement, together with its successors or assigns.

“Securities Act” shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

(b)               Construction.

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(i)                 Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreement, or any of the other Loan Documents.

(ii)               Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(iii)             In the event of any direct conflict between the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

2.	Distribution and Pledge.

(a)                The Distribution, as defined in the recitals to this Agreement, is subject to the satisfaction of the following conditions precedent:

(i)                 Holding’s external accounting firm determines that the Distribution will be deemed a tax-free distribution under Treasury Regulation Section 731(a)(1); and

(ii)               Holding’s Form S-1 Registration Statement filed with the United States Securities and Exchange Commission (the “SEC”) on May 8th, 2015 (as amended, restated, or otherwise modified from time to time, the “Registration Statement”), is declared effective by the SEC.

(b)               As security for the prompt payment and performance of the Secured Obligations in full by Borrower when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), upon completion of the Distribution, Pledgor shall pledge, grant, transfer, and assign to Secured Party a security interest in all of Pledgor’s right, title, and interest in and to the Collateral.

(c)                For the avoidance of any doubt, the terms “Collateral”, “Pledged Interests”, and “Proceeds” do not include the REH Equity Interests owned by Borrower, and the pledge contemplated by this Agreement does not include the pledge of any REH Equity Interests. The REH Equity Interests have been pledged to Maple Bank pursuant to that certain Pledge Agreement dated as of October 14, 2014 and that certain Joinder Agreement dated as of August 4, 2015. The Secured Party's interest in and to the Collateral will be subordinate to Maple Bank with respect to the REH Equity Interests, and Secured Party will be bound by the terms of the Pledge Agreement with respect to such interests.

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3.	Delivery and Registration of Collateral.

(a)                All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party or Secured Party’s designee at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed endorsement certificate in the form attached hereto as Exhibit A or other instrument of transfer or assignment in blank, in form and substance satisfactory to Secured Party.

(b)               Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion, to transfer to or to register on the books of the Borrower (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(c)                If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party or Pledgor (a “Holder”), then Pledgor shall use its best efforts to, at Secured Party’s option, either cause such Collateral to be delivered into Secured Party’s possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to Secured Party, and take all other steps deemed necessary by Secured Party to perfect the security interest of Secured Party in such Collateral, all pursuant to Sections 9-106 and 9-313 of the Code or other applicable law governing the perfection of Secured Party’s security interest in the Collateral in the possession of such Holder.

(d)               Upon an Event of Default, any funds (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary indorsements and applied in accordance with Section 4(c) hereof.

(e)                If at any time, and from time to time, any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall use its best efforts to immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party’s security interest thereon to be perfected in accordance with applicable law.

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4.	Voting Rights and Dividends.

(a)                So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents.

(b)               Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise such voting or other consensual rights. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise.

(c) Upon the occurrence of an Event of Default, all dividends and other distributions on the Collateral shall be paid directly to the Secured Party and applied to the Secured Obligations as follows:

(i)                 First, to the payment of, or (as the case may be) the reimbursement of Secured Party for or in respect of all reasonable costs, expenses, disbursements and losses (including, without limitation, reasonable legal fees and related expenses) which shall have been incurred or sustained by Secured Party in connection with the collection of such monies by Secured Party, for the exercise, protection or enforcement by Secured Party of all or any of the rights, remedies, powers and privileges of Secured Party under this Agreement or any of the other Loan Documents or in respect of the Collateral and for the provision of adequate indemnity to Secured Party against all taxes or liens which by law shall have, or may have, priority over the rights of Secured Party to such monies;

(ii)               Second, to the Term Loan until such Loan is indefeasibly paid in full;

(iii)             Third, to all other Secured Obligations in such order or preference as Secured Party may determine; provided, however, that Secured Party may in its discretion make proper allowance to take into account any Secured Obligations not then due and payable; and

(iv)             Fourth, the excess, if any, shall be returned to Pledgor, or to such other Persons as are entitled thereto.

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5.	Representations and Warranties.

Pledgor represents, warrants, and covenants as follows:

(a)                Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting and registration rights).

(b)               All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

(c)                Pledgor , upon completion of the Distribution, will be the sole legal and beneficial owner of the Collateral (including the Pledged Interests and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens in favor of Secured Party.

(d)               This Agreement, and the delivery to Secured Party of the Pledged Interests representing Collateral (or the control agreements referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in the Pledged Interests in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve perfection have been duly taken.

(e)                Schedule 1 to this Agreement is true and correct and complete in all material respects. Without limiting the generality of the foregoing: (i) except as set forth on Schedule 1, all the Pledged Interests are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Interests as to the Borrower constitutes at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Borrower as set forth in Schedule 1 to this Agreement as of the date hereof.

(f)                The Pledged Interests have been duly authorized and validly issued and are fully paid and non-assessable.

(g)               Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.	Further Assurances.

(a)                Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) execute and deliver such instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may request, in order to perfect and preserve the first priority security interests granted or purported to be granted hereby; (iii) allow inspection of the Collateral by Secured Party or Persons designated by Secured Party; and (iv) appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s security interest in the Collateral.

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(b)               Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)                Pledgor will furnish to Secured Party, upon the reasonable request of Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request.

7.	Covenants of Pledgor.

Pledgor shall:

(a)                Perform each and every covenant in the Loan Documents applicable to Pledgor;

(b)               Prevent the Borrower from issuing Future Rights, except for cash dividends and other distributions to be paid by Borrower to Pledgor; and

(c)                Upon receipt by Pledgor of any material notice, report, or other communication from the Borrower or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

8.	Secured Party as Pledgor’s Attorney-in-Fact.

(a)                Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, indorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to enter into any control agreements Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) to arrange for the transfer of the Collateral on the books of the Borrower or any other Person to the name of Secured Party or to the name of Secured Party’s nominee.

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(b)               In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), upon an Event of Default, Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Borrower engages in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce Secured Party’s rights hereunder.

9.	Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default:

(a)                Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral) and the Loan Documents, and Secured Party may also sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

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(b)               Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c)                Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral. Notwithstanding anything otherwise provided in this Agreement, the Secured Party shall be required to comply with the Securities Act of 1933, the Securities Act of 1934, the regulations promulgated by the Securities Exchange Commission relating thereto, and applicable state “Blue Sky” laws.

(d)               PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 9, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

10.	Release of Security Interest; Termination of Agreement.

Upon the circumstances set forth in the Loan Agreement, including any applicable payment provisions, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security instruments given by Pledgor to Secured Party hereunder, including but not limited to the filing of applicable Uniform Commercial Code termination statements and cancellation of this Agreement by written notice to any relevant governmental office or such other Person as may be reasonably requested by Pledgor, and Secured Party shall forthwith cause to be assigned, transferred and delivered any remaining Collateral and money received in respect of the Collateral, to or on the order of Pledgor. The security interest created hereby shall also be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Loan Documents.

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11.	Application of Proceeds.

Upon the occurrence and during the continuance of an Event of Default, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Secured Party as provided in Section 4(c) hereof.

12.	Indemnity and Expenses.

Pledgor agrees:

(a)                To indemnify and hold harmless Secured Party and each of its directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)               To pay and reimburse Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Loan Agreement, or under any of the other Loan Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, and the termination of this Agreement or any other Loan Document.

13.	Duties of Secured Party.

The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

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14.	Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)                THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)               PLEDGOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)                PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT ITS ADDRESS FOR NOTICES IN ACCORDANCE WITH THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

(d)               NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

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15.	Amendments; etc.

No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

16.	Notices.

Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below:

If to Pledgor:	Timothy S. Krieger 19555 Oak Grove Avenue Prior Lake, Minnesota 55372 Email: tkrieger@twincitiespower.com
If to Secured Party:

Aspirity Holdings LLC

16233 Kenyon Avenue

Suite 210

Lakeville, Minnesota 55044

Attn: Mark A. Cohn, Chief Executive Officer

Attn: Wiley H. Sharp III, Vice President and Chief Financial Officer

Email: wsharp@twincitiespower.com

All notices, requests, demands and other communications required or permitted to be given hereunder will be sufficiently given if in writing and delivered in person, sent by United States certified mail, return receipt requested, postage prepaid, sent by overnight mail by a nationally recognized courier service or sent by fax (provided that a copy of such fax is also sent to such party on the same Business Day) to the party being given such notice at the appropriate address or fax number set forth above, or to such other address or fax number as any party may give to the others in writing at least ten (10) days prior to the effective date of said change of address or fax number. Notices delivered in person shall be effective upon receipt; notices delivered by mail shall be effective three (3) Business Days after being deposited in the United States mail; notices delivered by overnight mail shall be effective on the Business Day following delivery to the courier, and notices sent by fax shall be effective on the Business Day of the transmission provided the transmitting party receives a fax machine confirmation of receipt and has mailed or sent a copy of the fax to the other party as provided above.

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17.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (b) be binding upon Pledgor and its successors and assigns; and (c) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party.

18.	Security Interest Absolute.

To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)                any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

(b)               any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

(c)                any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d)               any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

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19.	Contingent Nature of Pledge.

For the avoidance of any doubt, the pledge, grant, transfer, and assignment by Pledgor to Secured Party of a security interest in all of Pledgor’s right, title, and interest in and to the Collateral is contingent upon the completion of the Distribution (as described in the recitals to this Agreement) which, in turn, is contingent on the satisfaction of the certain conditions precedent described in Section 2(a) of this Agreement.

20.	Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

21.	Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

22.	Counterparts; Telefacsimile Execution.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

23.	Waiver of Jury Trial.

PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

PLEDGOR: By: /s/ Timothy S. Krieger Name: Timothy S. Krieger
SECURED PARTY: ASPIRITY HOLDINGS LLC By: /s/ Wiley H. Sharp III Name: Wiley H. Sharp III Title: Vice President and Chief Financial Officer

[Signature page to Krieger Enterprises LLC Pledge Agreement]

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